Exhibit 99.1

Contact:	Joe Schierhorn, President, CEO, and COO
(907) 261-3308
Jed Ballard, Chief Financial Officer
(907) 261-3539

NEWS RELEASE

Northrim BanCorp, Inc. Renews Stock Repurchase Program

ANCHORAGE, Alaska - April 26, 2019 - Northrim BanCorp, Inc. (NASDAQ:NRIM) today announced that its Board of Directors has authorized for repurchase up to an additional 193,678 shares of its common stock. Prior to the increase, 146,322 shares remained available for repurchase under Northrim’s stock repurchase program, bringing the total currently authorized for repurchase to 340,000 shares, or approximately 5% of currently issued and outstanding shares.

“Repurchasing shares of Northrim stock is an excellent use of capital, and can contribute to improved shareholder value,” stated Jed Ballard, Chief Financial Officer. “This addition of our previous repurchase authorization allows us to buyback up to an additional $11.6 million in stock based on current market pricing. Since inception of the stock repurchase plan, we have repurchased and retired 996,604 shares, which we believe contributes to strong return on equity and long-term growth in earnings per share.”

The company intends to repurchase its shares in the open market or privately negotiated transactions, as permitted under applicable rules and regulations. The repurchase program may be modified, suspended or terminated by the Board of Directors at any time without notice. The extent to which the company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations, including targets whereby repurchases are accretive to earnings while maintaining capital ratios that exceed the guidelines for a well-capitalized financial institution. The company currently has 6.9 million shares of common stock outstanding.

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 15 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 90% of Alaska’s population; and an asset based lending division in Washington; and a wholly-owned mortgage brokerage company, Residential Mortgage Holding Company, LLC. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Pacific Wealth Advisors, LLC is an affiliated company of Northrim BanCorp.

www.northrim.com

Forward-Looking Statement
This release may contain “forward-looking statements” as that term is defined for purposes of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include: our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins; and our ability to execute our business plan.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and from time to time are disclosed in our other filings with the Securities and Exchange Commission.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim does not undertake any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

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Note Transmitted on GlobeNewswire on April 26, 2019, at 12:15 pm Alaska Standard Time.